Exhibit 99.4

UNAUDITED PRO FORMA COMBINED CONDENSED
CONSOLIDATED FINANCIAL INFORMATION
The following is the unaudited pro forma combined condensed consolidated financial information for MidWestOne Financial Group, Inc. ("MidWestOne") and Central Bancshares, Inc. ("Central"), giving effect to the merger of Central with and into MidWestOne. The unaudited pro forma combined condensed consolidated balance sheet as of December 31, 2014 gives effect to the merger as if it occurred on that date. The unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2014 give effect to the merger as if it occurred on January 1, 2014. The actual completion date of the merger was May 1, 2015.
The unaudited pro forma combined condensed consolidated financial statements have been prepared using the acquisition method of accounting for business combinations under GAAP. MidWestOne is the acquirer for accounting purposes. Certain reclassifications have been made to the historical financial statements of Central to conform to the presentation in MidWestOne’s financial statements.
The actual number of shares of MidWestOne common stock issued in the merger was 2,723,083 and the actual aggregate amount of the cash portion of the merger consideration was $64.0 million.
Fair value adjustments and amounts preliminarily allocated to goodwill and identifiable intangibles could change significantly from those allocations used in the unaudited pro forma combined condensed consolidated financial statements presented herein and could result in a material change in amortization of acquired intangible assets.
In connection with the plan to integrate the operations of MidWestOne and Central following the completion of the merger, MidWestOne anticipates that nonrecurring charges, such as costs associated with systems implementation, severance and other costs related to exit or disposal activities, will be incurred. Refer to the footnotes to the unaudited pro forma combined condensed financial statements below for additional information on merger related costs. These charges will affect the results of operations of MidWestOne and Central, as well as those of the combined company following the completion of the merger, in the period in which they are recorded. The unaudited pro forma combined condensed consolidated statements of operations do not include the effects of the non-recurring costs associated with any restructuring or integration activities resulting from the merger or any anticipated disposition of assets that may result from such integration.
The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma combined condensed consolidated financial statements as a result of:

•	capital used or generated in Central’s operations between the signing of the merger agreement and completion of the merger;

•	changes in the fair values of Central’s assets and liabilities;

•	other changes in Central’s net assets that occured prior to the completion of the merger, which could cause material changes in the information presented below; and

•	the actual financial results of the combined company.
The unaudited pro forma combined condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma combined condensed consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined condensed consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined condensed consolidated financial information is based on, and should be read together with, the historical consolidated financial statements and related notes of MidWestOne contained in its Annual Report on Form 10-K for the year ended December 31, 2014.

MIDWESTONE FINANCIAL GROUP, INC. AND CENTRAL BANCSHARES, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2014
(in thousands, except share data)

	MidWestOne	Central	Pro Forma Adjustments		Pro Forma
ASSETS
Cash and due from banks	$23,409	$57,380	$(59,168)	(A)	$21,621
Investment securities	526,466	167,309	(100)	(B)	693,675
Loans (Net of unearned interest)	1,132,519	900,749	6,082	(C)	2,039,350
Allowance for loan losses	(16,363)	(15,223)	15,223	(D)	(16,363)
Net loans	1,116,156	885,526			2,022,987
Loan pool participations, net	19,332	—			19,332
Premises and equipment, net	37,770	30,975	2,000	(E)	70,745
Loans held for sale	801	1,886			2,687
Other real estate owned	1,916	9,819	104	(F)	11,839
FDIC indemnification asset	—	11,700	(2,487)	(G)	9,213
Goodwill	—	525	50,709	(H)	51,234
Core deposit intangibles	691	514	13,726	(I)	14,931
Other intangibles	7,568	—			7,568
Other assets (includes deferred income taxes)	66,193	14,101	(10,806)	(J)	69,488
Total assets	1,800,302	1,179,735			$2,995,320
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Non-interest-bearing	214,461	302,953			517,414
Interest-bearing	1,194,081	757,999	1,122	(K)	1,953,202
Total deposits	1,408,542	1,060,952			2,470,616
Federal funds purchased and securities sold under agreements to repurchase	78,229	5,278			83,507
Federal Home Loan Bank borrowings	93,000	—			93,000
Short-term borrowings	—	1,125	(1,125)	(L)	—
Long-term debt	—	—	25,000	(M)	25,000
Subordinated debt	—	12,300	1,139	(N)	13,439
Trust preferred securities	15,464	12,372	(5,032)	(O)	22,804
Other liabilities	12,336	7,285			19,621
Total liabilities	1,607,571	1,099,312			2,727,987
Shareholders' equity:
Common stock	8,690	6	2,717	(P)	11,413
Additional paid-in capital	80,537	3,407	72,322	(Q)	156,266
Retained earnings	105,127	78,214	(82,064)	(R)	101,277
Accumulated other comprehensive income	5,322	(1,204)	1,204	(S)	5,322
Treasury stock	(6,945)	—	—		(6,945)
Total shareholders' equity	192,731	80,423			267,333
Total liabilities and shareholders' equity	1,800,302	1,179,735			2,995,320

MIDWESTONE FINANCIAL GROUP, INC. AND CENTRAL BANCSHARES, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2014
(in thousands, except per share amounts)

	MidWestOne	Central	Pro Forma Adjustments		Pro Forma
Interest income:
Loans	$48,466	$49,559	$(1,287)	(T)	$96,738
Loan pool participations	1,516	—			1,516
Securities	14,376	3,591	430	(U)	18,397
Federal funds sold and other	46	144			190
Total interest income	64,404	53,294			116,841
Interest expense:
Deposits	7,027	3,682	(748)	(V)	9,961
Federal funds purchased, repurchase agreements and short-term borrowings	151	110	(110)	(W)	151
Federal Home Loan Bank borrowings	2,092	—			2,092
Long-term debt	—	—	545	(X)	545
Subordinated debt	—	1,076	(142)	(Y)	934
Trust preferred securities	281	437	(29)	(Z)	689
Total interest expense	9,551	5,305			14,372
Net interest income	54,853	47,989			102,469
Provision for loan losses	1,200	221			1,421
Net interest income after provision for loan losses	53,653	47,768			101,048
Noninterest income:
Trust, investment, and insurance fees	5,771	—			5,771
Service charges and fees on deposit accounts	3,279	1,872			5,151
Mortgage origination and loan servicing fees	1,554	1,333			2,887
Other service charges, commissions and fees	2,381	3,311			5,692
FDIC indemnification income (expense)	—	(1,145)			(1,145)
Bank-owned life insurance income	1,102	167			1,269
Gain on sale or call of available for sale securities	1,227	256			1,483
Gain on sale of premises and equipment	(1)	—			(1)
Total noninterest income	15,313	5,794			21,107
Noninterest expense:
Salaries and employee benefits	24,918	22,326			47,244
Net occupancy and equipment expense	6,293	5,065	67	(AA)	11,425
Professional fees	3,606	1,400	(1,061)	(BB)	3,945
Data processing expense	1,565	1,515			3,080
FDIC insurance expense	964	896			1,860
Other operating expense	6,067	8,421	1,120	(CC)	15,608
Total noninterest expense	43,413	39,623			83,162
Income before income tax expense	25,553	13,939			38,993
Income tax expense	7,031	—	4,727	(DD)	11,758
Net income	$18,522	$13,939			$27,235
Share and per share information:
Ending number of shares outstanding	8,355,666	6,500	2,723,083	(EE)	11,078,749
Average number of shares outstanding	8,405,284	6,500	2,723,083	(EE)	11,128,367
Diluted average number of shares	8,433,296	6,500	2,723,083	(EE)	11,156,379
Earnings per common share - basic	$2.20	$2,144.46		(FF)	$2.45
Earnings per common share - diluted	2.19	2,144.46		(FF)	2.44

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements
Note 1 – Basis of Presentation
The unaudited pro forma combined condensed consolidated financial information has been prepared under the acquisition method of accounting for business combinations. The unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2014 is presented as if the acquisition occurred on January 1, 2014. This information is not intended to reflect the actual results that would have been achieved had the acquisition actually occurred on that date. The pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented in this document.
Certain historical data of Central has been reclassified on a pro forma basis to conform to MidWestOne's classifications.
Note 2 – Purchase Price
Each outstanding share of common stock, $1.00 par value per share, of Central was exchanged for a pro rata portion of (i) 2,723,083 shares of common stock, $1.00 par value per share, of MidWestOne; and (ii) $64,000,000 in cash.
Note 3 – Allocation of Purchase Price of Central
Under the acquisition method of accounting, Central's assets and liabilities and any identifiable intangible assets are required to be adjusted to their estimated fair values. The excess of the purchase price over the fair value of the net assets acquired, net of deferred taxes, is allocated to goodwill. Estimated fair value adjustments included in the pro forma financial statements are based upon available information, and certain assumptions considered reasonable, and may be revised as additional information becomes available. The following are the pro forma adjustments made to record the transaction and to adjust Central's assets and liabilities to their estimated fair values at December 31, 2014.

	(in thousands)

Purchase price of Central:
Market value of MidWestOne stock (2,723,083 shares @ $28.81 per share as of December 31, 2014)		$78,452
Cash paid		64,000
Total purchase price		$142,452

Historical net assets of Central as of December 31, 2014		$80,423
Less:	Merger expenses	(1,150)
	Distributions to Central shareholder	(10,000)
	Central's contribution to the MidWestOne Foundation	(950)
Historical net assets of Central as of December 31, 2014		$68,323

Fair market value adjustments as of December 31, 2014:
	HTM Investment fair market value adjustment*	(100)
	Loans fair market value adjustment*	6,082
	Reversal of loan loss allowance*	15,223
	Pre-existing goodwill and core deposit intangibles*	(1,039)
	Premises and equipment fair market value adjustment*	2,000
	OREO fair market value adjustment*	104
	Establish deferred tax asset for S corporation book/tax differential	2,000
	Goodwill	51,234
	Core deposit intangible*	14,240
	FDIC receivable basis reduction*	(2,487)
	Time deposit fair market value adjustment*	(1,122)
	Subordinated debt fair market value adjustment*	(1,139)
	Trust preferred securities market value adjustment*	1,939
Less:	Deferred tax asset (liability) on above (1)	(12,806)
		$142,452

(1) Calculated on items marked with "*" based on a combined income tax rate of 38%

The purchase price adjustments are subject to further refinement, including the determination of a core deposit intangible and its life for amortization purposes.

The following pro forma adjustments are reflected in the unaudited pro forma condensed combined consolidated financial information:

(in thousands)
(A)	Cash, adjusted to reflect the following activity:
	Proceeds from new borrowings	$25,000
	Purchase of Central - cash portion	$(64,000)
	Distributions to Central shareholder	$(10,000)
	Central contribution to MidWestOne Foundation	$(950)
	Pay-off Central line-of-credit	$(1,125)
	Payoff Central trust preferred debt	$(3,093)
	Merger expenses (See Note 4 "Merger Costs" below)	$(5,000)

(B)	Fair value adjustment on securities held to maturity based on interest rates. *

(C)
Fair value adjustment on loans which includes (i) a reduction in the carrying value of loans receivable to the estimated fair value based on credit characteristics of $18.0 million; (ii) the carrying value of loans receivable to reflect the estimated fair value based on interest rate characteristics of $4.5 million; and (iii) the carrying value of loans receivable to remove the projected remaining acquisition discount of $19.6 million. *

(D)	Elimination of Central's allowance for loan losses. *

(E)	Adjust the carrying value of premises and equipment, net, to reflect the estimated fair value. *

(F)
Adjustment to covered other real estate owned to the projected remaining acquisition discount remaining of $0.5 million and a reduction of $0.4 million to non-covered other real estate owned to estimated fair value.

(G)	Adjustment to the carrying value of the FDIC indemnification asset to reflect the estimated fair value. *

(H)
Elimination of Central's existing goodwill* of and the estimate of new goodwill. The presentation assumed the value of the shares of common stock to be issued as merger consideration to be $28.81 per share, which was the closing price of the shares reported on Nasdaq on December 31, 2014. This calculation does not reflect the value of the Company's shares prior to any valuations as a result of the shares' marketability.

(I)
Elimination of Central's existing core deposit intangible and estimation of new core deposit intangible, to be amortized using the straight-line method over a 10-year remaining life. The asset was determined based on the present value of the estimated future cash flows of core deposits discounted using a weighted-average market rate. *

(J)
Adjustment to record the estimated deferred tax asset related to the difference between Central's book to tax differential as a current S corporation and to reflect the deferred tax effect on items noted with an " * " at assumed combined income tax rate of 38%.

(K)	Fair value adjustment of stated maturity deposits based on interest rate characteristics. *

(L)	Adjustment to record the payoff of Central's line of credit.

(M)	Adjustment to record the issuance of new long-term debt.

(N)	Fair value adjustment on Central's subordinated debt based on interest rate characteristics. *

(O)	Fair value adjustment on Central's trust preferred securities based on interest rate characteristics. Also to record the payoff of $3.1 million of Central's trust preferred securities. *

(P)	Elimination of Central's shareholders' equity and issuance of MidWestOne common stock in the merger.

(Q)	Adjustment to record the net merger consideration issued and to eliminate the surplus of Central.

(in thousands)
(R)	Adjustment to eliminate the historical retained earnings of Central.

(S)	Adjustment to eliminate the historical accumulated other comprehensive income of Central.

(T)
Adjustment to reflect the amortization of the interest component of the loan premium resulting from the pro forma loan fair value adjustment in (C). The amortization was calculated using a straight-line method over a period of 3.5 years at the date of the merger.

(U)
Adjustment to reflect the accretion of the discount resulting from the pro forma investment securities held for sale fair value adjustment. The accretion was calculated using a straight-line method over a period of 3.5 years at the date of the Merger. Also reflects the accretion of the discount resulting from the pro forma investment securities available for sale fair value adjustment in (S), which accretion was calculated using a straight-line method over a period of 3.0 years at the date of the merger.

(V)
Adjustment to reflect the amortization of the premium resulting from the pro forma interest-bearing deposits fair value adjustment in (K). The amortization was calculated using a straight-line method over a period of 1.5 years from the date of the merger.

(W)	Adjustment to reflect the elimination of the historical Central interest on short term debt, which was accounted for in adjustment (L).

(X)
Adjustment to reflect the assumption of new long-term debt in conjunction with the merger. The interest was calculated using an interest rate of 2.18% payable quarterly over a period of 5.0 years for the $25.0 million.

(Y)
Adjustment to reflect the accretion of the discount resulting from the pro-forma subordinated debt fair value adjustment in adjustment (N). The accretion was calculated using a straight-line method over a period of 8 years at the merger date

(Z)
Adjustment to reflect the amortization of the premium resulting from the pro-forma trust preferred securities fair value adjustment in adjustment (O) above. The amortization was calculated using a straight-line method over a period of 20 years at the merger date. Also elimination of the historical Central interest for the year ended December 31, 2014 on CBI Capital Trust III paid off in adjustment (O) above

(AA)
Adjustment to reflect the amortization of premises and equipment premium resulting from the pro-forma fair value adjustment in adjustment (E) above. The amortization was calculated using a straight-line method over a period of 30 years at the merger date

(BB)
Adjustment to reflect the direct costs incurred by the companies in connection with the merger. These costs consist primarily of legal fees, investment banking fees and valuation services of which approximately $1.0 million are not expected to be deductible for income taxes.

(CC)
Adjustment to reflect the amortization of the core deposit intangible resulting from the pro forma fair value adjustment in (I) and to eliminate the historical Central core deposit intangible amortization for the year ended December 31, 2014. The amortization of the core deposit premium from the merger is based on an amortization period of 10 years using the straight-line method.

(DD)
Adjustment to reflect the income tax effect of the pro forma adjustments outlined in (T)-(CC) at the estimated 38% combined federal and state rate. Also reflects the effect on Central's net income of income tax at the estimated 38% combined federal and state rate.

(EE)
Basic and diluted average common shares outstanding were calculated by adding the shares assumed to be issued by the Company in the Merger, 2,723,083, to the historical average Company shares outstanding for the year ended December 31, 2014.

(FF)	Earnings per common share, basic and diluted, were calculated using the calculated pro forma income divided by the calculated pro forma basic and diluted average shares outstanding.

Not included in the pro forma statements is provision related to the acquired loans. We anticipate recording a provision for the acquired portfolio in future periods related to renewing Central loans, which is expected to largely offset the accretion from non-purchase credit impaired loans.
Note 4 – Merger Costs
The table below reflects MidWestOne’s current estimate of the aggregate merger costs of $3.5 million (net of $1.5 million of taxes, computed using the combined federal and state tax rate of 38%) expected to be incurred in connection with the merger, which are excluded from the pro forma financial statements. While a portion of these costs may be required to be recognized over time, the current estimate of these costs, primarily comprised of anticipated cash charges, include the following:

(in thousands)
Professional fees	$2,450
Severance and retention plan	775
Data processing, termination and/or conversion	125
Other	1,650
Pre-tax merger costs	5,000	(1)
Taxes	1,543
Total merger costs	$3,457
(1)A portion of this amount is not tax deductible.
MidWestOne's cost estimates are forward-looking. While the costs represent MidWestOne's current estimate of merger costs associated with the merger, the ultimate level and timing of recognition of these costs will be based on the timing of the integration activities. The type and amount of actual costs incurred could vary materially from these estimates.